FORM 8-K


                       CURRENT REPORT


             Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported): April 23, 2001



                   Allegheny Energy, Inc.

   (Exact name of registrant as specified in its charter)



     Maryland              1-267               13-5531602
     (State or other       (Commission File    (IRS Employer
     jurisdiction of        Number)            Identification
     incorporation)                            Number)



                    10435 Downsville Pike
               Hagerstown, Maryland 21740-1766

          (Address of principal executive offices)


               Registrant's telephone number,
           Including area code: (301) 790-3400


Item 1 -- 4.   Not Applicable

Item 5.        Other Events

Earnings Release

On April 23, 2001, Allegheny Energy, Inc. reported first quarter 2001 earnings of $.91 per share ($100.5 million), before the cumulative effect of an accounting change. This represents an increase in earnings per share of 17 percent, compared to first quarter 2000 earnings per share of $.78 ($86.4 million), before an extraordinary charge.
Drivers of the increased earnings were higher sales and greater net revenues from unregulated businesses that are expanding into the national energy marketplace.

 First quarter 2001 net income included a charge of $.28 per share ($31.1 million, net of taxes) from the cumulative effect of an accounting change due to the adoption of the Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." First quarter 2000 net income included an extraordinary charge of $.64 per share ($70.5 million, net of taxes) as a result of electric utility restructuring in West Virginia.

Excluding the accounting change, extraordinary, and other charges as shown on the following chart, earnings for the twelve months ended March 31, 2001, were $327.8 million ($2.97 per share), compared to $295.8 million ($2.61 per share) for the twelve months ended March 31, 2000. This increase in earnings per share of 14 percent was also due to higher net revenues.

      Per share earnings for comparable 2001 and 2000 periods were:

                                   First Quarter    12 Months Ended
                                                        March
                                    2001     2000    2001     2000

Income before accounting change,
extraordinary, and other charges   $  .91  $  .78   $2.97    $2.61

Accounting change:  adoption         (.28)           (.28)
SFAS 133

Extraordinary charges for
electric utility restructuring
orders                                       (.64)   (.06)    (.77)

Extraordinary charge for
reacquired debt                                               (.09)

Merger-related costs                                          (.10)

Cancelled pumped-storage project
costs                                                         (.09)

   Reported earnings per share     $  .63  $  .14   $2.63    $1.56



                        ALLEGHENY ENERGY EARNINGS
                            FIRST QUARTER 2001

Three months ended March 31, 2001                                                 2001                   2000

Sales to regulated electric customers, gigawatt-hours (Note 1)                     12,006                11,384

Revenues ($000) (Note 2)
Regulated Electric Revenues                                                 $     640,270          $    596,278
Regulated Other Revenues                                                           27,724                16,485
Regulated Gas Revenues                                                            109,344                 9,787
Unregulated Generation and Energy Marketing                                     1,029,483               241,066
Allegheny Ventures                                                                  7,520                 3,174
Total ($000)                                                                $   1,814,341          $    866,790

Consolidated income before extraordinary and other transactions ($000)      $     100,514          $     86,395
West Virginia extraordinary charges (Note 4)                                         -                  (70,505)
Cumulative effect of accounting change (Note 5)                                   (31,147)                   -
Consolidated net income ($000)                                              $      69,367          $     15,890

Basic and diluted earnings per average share (Note 3)
Before extraordinary and other transactions                                 $        0.91          $       0.78
West Virginia extraordinary charges (Note 4)                                          -                   (0.64)
Cumulative effect of accounting change (Note 5)                                     (0.28)                   -
Consolidated earnings per share                                             $        0.63          $       0.14
Average common shares outstanding (000)                                           110,436               110,436


Twelve months ended March 31, 2001                                                2001                   2000

Sales to regulated electric customers, gigawatt-hours (Note 1)                     45,480                42,682

Revenues ($000) (Note 2)
Regulated Electric Revenues                                                 $   2,347,483         $   2,213,981
Regulated Other Revenues                                                          111,441                79,916
Regulated Gas Revenues                                                            203,137                 9,787
Unregulated Generation and Energy Marketing                                     2,270,708               672,868
Allegheny Ventures                                                                 26,634                 8,692
Total ($000)                                                                $   4,959,403         $   2,985,244

Consolidated income before extraordinary and other transactions ($000)      $     327,771         $     295,808
Reacquired debt extraordinary charge                                                 -                 (10,018)
Merger-related costs                                                                 -                 (11,801)
Davis pumped-storage generation project costs                                        -                  (9,998)
Maryland, Ohio, Virginia, and West Virginia  extraordinary charges (Note 4)        (6,518)              (87,455)
   Cumulative effect of accounting change (Note 5)                                (31,147)
Consolidated net income ($000)                                              $     290,106          $    176,536

Basic and diluted earnings per average share (Note 3)
Before extraordinary and other transactions                                 $        2.97          $       2.61
Reacquired debt extraordinary charge                                                  -                   (0.09)
Merger-related costs                                                                  -                   (0.10)
Davis pumped-storage generation project costs                                         -                   (0.09)
Maryland, Ohio, Virginia, and West Virginia  extraordinary charges (Note 4)         (0.06)                (0.77)
Cumulative effect of accounting change (Note 5)                                     (0.28)                   -
Consolidated earnings per share                                             $        2.63          $       1.56
Average common shares outstanding (000)                                           110,436               113,274

Note 1:  Excludes bulk power transaction sales.
Note 2:  Excludes intercompany sales between regulated and unregulated.
Note 3:  Basic and diluted earnings per share are the same.
Note 4:  Costs after taxes determined to be unrecoverable as a result of deregulation proceedings in Maryland, Ohio, Virginia, and West Virginia.
Note 5: Adoption of SFAS 133, Accounting for Derivative Instruments and Hedging Activities.


Items 6 -- 8.       Not Applicable

Item 9.              Regulation FD Disclosure

In addition to the information filed herewith under the subheading Earnings Release under Item 5, the Company's
April 23, 2001 Earnings News Release stated as follows:

"The 17 percent increase is only part of our positive story. Allegheny Energy's unregulated earnings grew by 80 percent, compared to the first quarter of 2000, reflecting our diligence in executing a high-level growth strategy that continues to provide positive results for shareholders," said Alan J. Noia, Chairman of the Board, President, and Chief Executive Officer.

"We continue to capture market opportunities that have translated into very satisfying overall results. The addition in this quarter of Allegheny Energy Global Markets_our new energy marketing and trading arm_to our portfolio of high-performing businesses has provided us with another dimension of earnings power that we expect will create even greater value in the future."

"Our results are right on track with projected earnings," added Noia. "This keeps us on a clear path toward meeting our 2001 earnings guidance of $3.80-$4.10 a share. We continue to advance our strategy to grow as a national energy merchant, and our portfolio of strong energy businesses are focused intently on providing shareholder value today and into the future."

During the first quarter of 2001, Allegheny Energy actively pursued a number of opportunities aimed at increasing revenue and improving shareholder value. The following are some of the quarter's milestones:

Generating assets, marketing, and trading

*    Allegheny Energy Company completed its
     acquisition of an energy commodity marketing and trading unit from Merrill Lynch, solidifying Allegheny Energy's position as a national energy merchant. The new Allegheny Energy Supply subsidiary, Allegheny Energy Global Markets, operates out of New York City and is actively marketing and trading electricity, natural gas, and other energy commodities.

* Allegheny Energy Supply signed a long-term, fixed-price power sales agreement with the California Department of Water Resources, the electricity buyer for the state of California. Under terms of the $4.5-billion, 10-year contract, Allegheny Energy Supply has committed to sell up to 1,000 megawatts (MW) of competitively priced electricity (enough to supply 1 million homes) from supply contracts it has secured from generating plants in the Western Systems Coordinating Council Region through Allegheny Energy Global Markets.

* Allegheny Energy Supply expects to close on its acquisition of 1,710 MW of generating capacity in the Midwest in early May. To help finance this acquisition, Allegheny Energy, Inc. plans to issue approximately 10 million shares of common stock next month.

* Allegheny Energy Supply announced plans to construct a 630-MW natural gas-fired merchant generating facility in St. Joseph County, Ind. The $400-million facility, combined with other acquisitions and projects, will give Allegheny Energy nearly 14,000 MW of total owned or controlled generating capacity by 2005. In addition, the Company closed on the purchase of 83 MW of coal-fired generating capacity in the Conemaugh Generating Station near Johnstown, Pa.

Regulated operations
* Allegheny Power, the energy delivery business of Allegheny Energy, and PJM Interconnection, LLC, filed documents with the Federal Energy Regulatory Commission to expand PJM through the creation PJM West. The filing represents collaboration between Allegheny Power, PJM, and numerous stakeholders. PJM West will develop a new electric transmission system affiliation that will expand the Mid-Atlantic energy market.

Unregulated businesses
* Subsidiary Allegheny Energy Solutions opened new offices in the New York metropolitan area, advancing its strategy of becoming a national energy solutions provider and meeting customer demands in the growing distributed generation market.
* Allegheny Ventures, Allegheny Energy's business development arm, acquired a 10 percent equity interest in Utility Associates, an emerging software development company that specializes in creating integrated mobile computing solutions for the utility industry. This investment was another step in Allegheny Energy's strategy to add value for shareholders by seizing investment opportunities in emerging growth companies.

Other highlights
*    Alan J. Noia, Chairman of the Board, President, and
     Chief Executive Officer, was elected to serve on the Electric Power Research Institute's Board of Directors for a four-year term.
* Allegheny Energy announced the appointment of Bruce E. Walenczyk as Senior Vice President and Chief Financial Officer. Walenczyk will lead Allegheny Energy's financial and treasury functions, as well as take a leadership role in developing and executing the Company's ongoing financial growth strategy to drive shareholder value and meet the challenges of the changing energy industry. Walenczyk replaces former Chief Financial Officer Michael P. Morrell, who was appointed President and Chief Operating Officer of Allegheny Energy Supply Company earlier this year.
* Record-breaking financial performance for 2000 landed Allegheny Energy a place on the Fortune 500 list of America's largest corporations, the Forbes "Platinum 400" list, and the Standard & Poor's (S&P) 500 index. Allegheny Energy ranked 417th overall on the Fortune 500 list, which features the largest U.S. companies based on revenue. In addition, the Company was ranked 28th among the gas and electric utilities group. The "Platinum 400" list features companies that are industry leaders in long- and short-term return on capital, have annual sales of at least $1 billion, and show growth in both sales and earnings over the past five years. The S&P 500 index is widely regarded as the standard for measuring large-capitalization U.S. stock performance and consists of 500 stocks chosen for market size, liquidity, and industry group representation.

Allegheny Energy, Inc. is a diversified energy company headquartered in Hagerstown, Md. We have been named to the Fortune 500 list, the Standard and Poor's 500 index, and the Forbes "Platinum 400" list. The Allegheny Energy family includes Allegheny Power, which delivers electric energy and natural gas to about three million people in parts of Maryland, Ohio, Pennsylvania, Virginia, and West Virginia; Allegheny Energy Supply Company, LLC, which operates and markets competitive retail and wholesale electric generation and operates regulated electric generation for its affiliates; and Allegheny Ventures, which actively invests in and develops telecommunications and energy-related projects. For more information, visit our web site at www.alleghenyenergy.com.

Allegheny plans to hold its analyst conference call to discuss earnings results at 11:00 a.m. (Eastern Time) on April 24, 2001. Investors, the news media, and others may listen to a live internet broadcast of the call at www.alleghenyenergy.com or www.streetevents.com by clicking on an available audio link. The call will also be archived for replay purposes for 10 business days after the live broadcast on both of these web sites. Supporting financial data will also be available on the Company's web site for review.

Certain statements above constitute forward-looking statements with respect to Allegheny Energy, Inc. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Allegheny Energy to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors may affect Allegheny Energy's operations, markets, products, services, and prices. Such factors include, among others, the following: general and economic and business conditions; industry capacity; changes in technology; changes in political, social, and economic conditions; regulatory matters; integration of the operations Allegheny Energy; regulatory conditions applicable to the transaction; the loss of any significant customers; and changes in business strategy or business plans.


                                                    ALLEGHENY ENERGY HIGHLIGHTS
                                                           March 31, 2001

First Quarter                                                                       2001             2000        Incr. (Decr.)
Revenue from Regulated Electric Customers ($ millions)
     Residential                                                                 $                $      274               8.4%
     Commercial                                                                          137             129               6.2%
     Industrial                                                                          189             176               7.4%
     Wholesale and Other                                                                  17              17               0.0%
        Total Regulated Electric Transactions                                    $       640      $      596               7.4%
Revenue from Regulated Other Transactions ($ millions) (Note 1)                  $        28      $       17              64.7%
Regulated Gas Revenues ($ millions)                                              $       109      $       10             990.0%
Unregulated Generation and Energy Marketing ($ millions) (Note 1)                $     1,029      $      241             327.0%
Allegheny Ventures ($ millions) (Note 1)                                         $         8      $        3             166.7%

Sales to Regulated Electric Customers (gigawatt-hours)
     Residential                                                                       4,340           3,971               9.3%
     Commercial                                                                        2,410           2,254               6.9%
     Industrial                                                                        4,839           4,751               1.9%
     Wholesale and Other                                                                 417             408               2.2%
        Total Regulated Electric Transactions                                         12,006          11,384               5.5%

Sales to Regulated Gas Customers (MCFs)                                               23,900           1,337            1687.6%

Net Revenue (millions) *                                                         $       534      $      459              16.3%
Other Operation and Maintenance ($ millions) **                                  $       189      $      153              23.5%

Twelve Months Ended
Revenue from Regulated Electric Customers ($ millions)
     Residential                                                                 $       991      $      940               5.4%
     Commercial                                                                          537             504               6.5%
     Industrial                                                                          764             721               6.0%
     Wholesale and Other                                                                  55              49              12.2%
        Total Regulated Electric Transactions                                    $     2,347      $    2,214               6.0%
Revenue from Regulated Other Transactions ($ millions) (Note 1)                  $       111      $       80              38.8%
Regulated Gas Revenues ($ millions)                                              $       203      $       10            1930.0%
Unregulated Generation and Energy Marketing ($ millions) (Note 1)                $     2,271      $      672             237.9%
Allegheny Ventures ($ millions) (Note 1)                                         $        27      $        9             200.0%

Sales to Regulated Electric Customers (gigawatt-hours)
     Residential                                                                      14,428          13,626               5.9%
     Commercial                                                                        9,553           8,771               8.9%
     Industrial                                                                       19,959          18,792               6.2%
     Wholesale and Other                                                               1,540           1,493               3.1%
        Total Regulated Electric Transactions                                         45,480          42,682               6.6%

Sales to Regulated Gas Customers (MCFs)                                               38,994           1,337            2816.5%

Net Revenue (millions) *                                                         $     1,876      $    1,699              10.4%
Other Operation and Maintenance ($ millions) **                                  $       662      $      628               5.4%


*    Revenues less fuel, purchased power and gas, gas produced, deferred fuel, cost of goods sold, and transmission by others.

**   Other operation and maintenance excludes fuel, purchased power, purchased gas, deferred fuel, and transmission by others.
     Amounts for the three and twelve months ended March 2000 include $19.7 million for merger-related costs and $16.2 million related to the Davis pumped storage generation project.

Note 1:  Excludes intercompany sales between regulated and unregulated.



                                         ALLEGHENY ENERGY EARNINGS COMPARISON
                                                (Dollars per Share)
                                               March 2001 versus March 2000

                                                                            Quarter
2001
Earnings per share:
Regulated operations                                                      $     0.548
Unregulated generation                                                          0.377
Other                                                                          (0.015)
Cumulative effect of accounting change                                         (0.282)
Reported EPS                                                                    0.628

2000
Earnings per share:
Regulated operations                                                            0.579
Unregulated generation                                                          0.203
Other                                                                           0.000
Extraordinary Charge                                                           (0.638)
Reported EPS                                                                    0.144

Variance (2001 Reported EPS less 2000 Reported EPS)                       $     0.484

Variance Reconciliation
Net Revenues:*
Regulated Sales and Deliveries
Number of Customers                                                       $     0.018
Weather                                                                         0.060
Usage/Cost of Energy                                                            0.061
Pennsylvania CTC True-Up Accrued                                                0.008
Regulated Generation                                                           (0.361)
Mountaineer Gas Acquisition                                                     0.202
Other Revenues                                                                  0.015
Unregulated Generation and Energy Marketing                                     0.436
Total Net Revenues Variance                                                     0.439

Operation and Maintenance:
Production                                                                     (0.097)
Transmission and Distribution                                                  (0.039)
Customer Accounting and Services                                                0.025
Administrative and General                                                     (0.084)
Total Operation and Maintenance Variance                                       (0.195)

Other:
Depreciation                                                                   (0.004)
Taxes other than Income Taxes                                                  (0.045)
Other Income                                                                    0.024
Interest Costs                                                                 (0.058)
All Other                                                                      (0.018)
Total Other Variance                                                           (0.101)

Allegheny Ventures Variance                                                    (0.015)

Total EPS Variance before Extraordinary Charge and Accounting Change            0.128

Extraordinary Charge and Accounting Change                                      0.356

Total EPS Variance                                                        $     0.484


* Revenues less fuel, purchased power and gas, gas produced, deferred fuel, cost of goods sold, and transmission by others.



                             ALLEGHENY ENERGY SALES COMPARISON
                                March 2001 versus March 2000


                                                    First      First
                                                    Quarter    Quarter
                                                     2001      2000      % Change
Gigawatt-Hours (Electricity)
Monongahela Power                                    3,033      2,979         1.8%
Potomac Edison                                       3,973      3,708         7.1%
West Penn Power                                      5,000      4,697         6.5%
Regulated Electric Transactions                     12,006     11,384         5.5%

Million Cubic Feet (Natural Gas)
Monongahela Power                                    23,900     1,337      1687.6%
Regulated Gas Transactions                           23,900     1,337      1687.6%


                         SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                              Allegheny Energy, Inc.

                              /S/ THOMAS K. HENDERSON

                              Name: Thomas K. Henderson
                              Title: Vice President


Dated: April 23, 2001